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                                                        Exhibit 10.1


                HOME PROPERTIES OF NEW YORK, L.P.
                         AMENDMENT NO. 9
                               TO
                 AMENDED AND RESTATED AGREEMENT
                     OF LIMITED PARTNERSHIP


WHEREAS,   the   Amended  and  Restated  Agreement   of   Limited
Partnership    (as   subsequently   amended,   the   "Partnership
Agreement")   of   Home  Properties  of  New  York,   L.P.   (the
"Partnership") was entered into as of August 4, 1994;

WHEREAS, Section 3.03 of the Partnership Agreement authorizes the
General   Partner  to  issue  additional  Partnership   Interests
consisting of such classes and having such rights and powers as shall be determined by the General Partner;

WHEREAS, Section 9.10 of the Partnership Agreement empowers the General Partner to amend the Agreement without the consent of the Limited Partners to set forth the rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 3.03 of the Partnership Agreement;

WHEREAS, the General Partner has determined that it will cause the Partnership to issue an additional class of Partnership Interest (the "Class A Interest") and does hereby amend the Partnership Agreement to set forth the rights, powers, duties and preferences of the holder(s) of the Interest (the "Class A Interest Holders"); and

WHEREAS, the State Treasurer of the State of Michigan, Custodian of Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System, and Michigan Judges' Retirement System ("SMRS") wishes to purchase, on the terms and subject to the conditions set forth in that certain Partnership Interest Purchase Agreement by and between the Partnership, the General Partner and SMRS, the entire Class A Interest described in this Amendment No. 9 and to execute this Amendment to reflect its admission to the Partnership as a limited partner and holder of the entire Class A Interest.

NOW THEREFORE, the Partnership Agreement is hereby amended as follows:

1. Defined Terms. All capitalized terms used herein and not defined shall have the meaning given them in the Partnership
Agreement.

2.   Allocation of Income or Loss.

      (a) Section 4.01 of the Agreement is hereby amended and restated in its entirety as follows:

     "Section 4.01  Allocations of Income or Loss.

           (a) Except as provided in Sections 4.02, 4.03 and 4.04, Income shall be allocated as follows: (i) first, to each Class A Interest Holder to the extent of, and in proportion to, the excess of the cumulative Losses allocated to such Class A Interest Holder pursuant to Section 4.01(b)(ii) hereof over the cumulative amount of Income allocated to such Class A Interest Holders pursuant to this
     Section 4.01(a)(i); and (ii) thereafter, to the Partners who hold Units, pro rata in accordance with their respective Percentage Interests.

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           (b)   Except  as provided in Sections 4.02,  4.03  and
     4.04,  Loss shall be allocated as follows:  (i)   first,  to
     the Partners who hold Units, pro rata in accordance with their respective Percentage Interests, until each such Partner has a zero Capital Account; (ii) second, to the Class A Interest Holders to the extent of, and in proportion to, the positive balance in their Capital Accounts and
     (iii) thereafter, to the Partners pro rata in accordance with their respective Percentage Interest.

      (b)   The  following  shall  be added  to  the  Partnership
Agreement as Section 4.02(h):

      "(h) Preferred Return. For each Fiscal Year or other applicable period, Income, and if necessary gross income, (after taking into account any adjustments allocated to each Class A Interest Holder to the extent not included in the computation of Income) shall be allocated to each Class A Interest Holder to the extent of, and in proportion to, the excess of the cumulative Preferred Return, Accrued Return or other distributions paid to such Class A Interest Holder pursuant to Section 10.04 hereof over the cumulative amount of Income allocated to such Class A Interest Holder pursuant to this Section 4.02(h)."

3.    Article X.  The following shall be added to the Partnership
Agreement as Article X.

                            ARTICLE X
              CLASS A LIMITED PARTNERSHIP INTERESTS

Section   10.01   Name.   Pursuant  to  Section  3.03   of   this
Partnership Agreement there is hereby created and issued a new class of Partnership Interest to be known as the Class A Limited
Partnership Interest (the "Class A Interest").

Section 10.02 Capital Contribution. State Treasurer of the State of Michigan, Custodian of Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System and Michigan Judges' Retirement System ("SMRS") shall contribute $35,000,000 (the "Original Investment") to the Partnership in consideration for the issuance to it by the Partnership of the Class A Interest.
The Original Investment shall be deemed to be the Capital Contribution of the Class A Interest Holder(s).

Section 10.03 Status of Holders. Holder(s) of all or any portion of the Class A Interest shall be Limited Partners of the Partnership and, except as otherwise provided herein, shall be entitled to all of the rights and privileges of the other Limited Partners, as well as the additional rights and privileges described below. For purposes of voting on matters that must be approved by the Limited Partners, the Class A Interest Holder(s) shall be deemed to hold the number of Units equal to $35,000,000 divided by the Conversion Price times the percentage of the Class A Interest originally issued hereby that has not been converted into HP Shares (as defined in, and subject to adjustment in accordance with, Section 10.06(b) below).

Section 10.04  Preferred Return.

           (a) The Partnership shall pay the Class A Interest Holder(s) on a quarterly basis in accordance with Section
     10.04(c), prior to payment of any Distributions to the holders of any Units, including but not limited to the General Partner, a distribution equal to the preferred return described below (the "Preferred Return"). Except as described in this Section 10.04, the Partnership shall not be obligated to pay to the Class A Interest Holder(s) any Distributions pursuant to Section 4.05 of this Partnership Agreement.

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           (i)   Commencing on the date that the Class A Interest
     is originally issued (the "Closing Date") and continuing to the second anniversary of the Closing Date (the "9.25% Preferred Return Period"), the holders of the Class A Interest shall receive, on a quarterly basis in accordance with Section 10.04(c), a distribution equal to the greater
     of:   (a)  $809,375; or (b) an amount equal to the dividends
     and other distributions that would have been paid on the number of HP Shares equal to $35,000,000 divided by the Conversion Price (the "9.25% Preferred Return").

           (ii) Commencing on the date following the end of the 9.25% Preferred Return Period and, except as provided below in this subparagraph (ii), continuing to the seventh anniversary of the Closing Date (the "9.0% Preferred Return Period"), the holders of the Class A Interest shall receive, on a quarterly basis in accordance with Section 10.04(c), a distribution equal to the greater of: (x) $787,500 or (y) an amount equal to the dividends and other distributions that would have been paid on the number of HP Shares equal to $35,000,000 divided by the Conversion Price (the "9.0% Preferred Return"). Notwithstanding the above, if on the seventh anniversary of the Closing Date the Class A Interest Holder(s) have not been paid actual distributions of at least $809,375 on each of the prior eight (8) consecutive Preferred Return Payment Dates (defined below) or any distribution of a Preferred Return from any prior period remains unpaid, the 9.0% Preferred Return Period shall continue until the Preferred Return Payment Date which shall be the eighth (8th) consecutive Preferred Return Payment Date thereafter occurring on which the Class A Interest Holder(s) have been paid actual distributions of at least $809,375 and until there remains outstanding no unpaid distribution of a Preferred Return.

      (b) After the end of the periods described in (i) and (ii) above, the holders of the Class A Interest shall continue to receive, on a quarterly basis in accordance with Section
10.04(c), a distribution equal to the dividends and other distributions that would have been paid on the number of HP Shares equal to $35,000,000 divided by the Conversion Price times the percentage of the Class A Interest originally issued hereby that has not been converted into HP Shares.

      (c) The distributions required by this Section 10.04 shall be payable to the holders of the Class A Interest on a quarterly basis on the same date that the General Partner pays a quarterly dividend or other distribution to the holders of HP Shares. If the General Partner does not pay a distribution to the holders of HP Shares, the distributions required by this Section 10.04 shall be payable on the fourth Tuesday of each of February, May, August and November or on the next Business Day thereafter if such day shall not be a Business Day. Each of the dates on which such a distribution shall be so payable shall be a "Preferred Return Payment Date." The first Preferred Return Payment Date shall be determined in accordance with this paragraph (c) and shall occur in the first calendar quarter following the Closing Date. The first distribution payable to the holders of the Class A Interest shall be pro-rated for the number of days occurring from the Closing Date to and including the last day of the calendar quarter in which the Closing Date occurs. To the extent that the Closing Date is not the last day of a calendar quarter, the following rules shall apply to the proration of any distribution of a Preferred Return in those calendar quarters in which the rate of payment of such distribution is adjusted pursuant to
Section 10.04(a) and (b); (i) the distribution payable with respect to the quarter in which the second anniversary of the Closing Date occurs shall be pro-rated such that the 9.25% Preferred Return shall be payable for the number of days occurring between the first day of that quarter to and including the second anniversary of the Closing Date and the 9.0% Preferred Return shall be payable for the number of days occurring from the day after the second anniversary of the Closing Date to and including the last day of quarter in which the second anniversary of the Closing Date occurs; and (ii) the distribution payable with respect to the quarter in which the 9.0% Preferred Return Period terminates shall be pro-rated such that the

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9.0% Preferred
Return shall be payable for the number of days occurring from the first day of that quarter to and including the day on which the 9.0% Preferred Return Period terminates and the distribution described in paragraph (b) of this Section 10.04 shall be payable for the number of days occurring from the day after the day on which the 9.0% Preferred Return Period terminates to and including the last day of the quarter in which the 9.0% Preferred Return Period terminates.

      (d) To the extent that the Class A Interest Holder(s) convert any portion of the Class A Interest held by them to HP Shares as permitted by Section 10.06 below, the distributions described in subparagraphs (i) and (ii) of paragraph (a) above shall terminate with respect to the portion of the Class A Interest so converted.

      (e)   To  the extent that a distribution required  by  this
Section 10.04 is not paid on any Preferred Return Payment Date, the amount not paid shall accrue interest at the rate of 9.25% per annum during the 9.25% Preferred Return Period and at the rate of 9.0% per annum during the 9.0% Preferred Return Period, compounded quarterly on each Preferred Return Payment Date that it remains unpaid (the "Accrued Return"). Thereafter, any distributions paid by the Partnership shall first be applied to pay any Accrued Return previously due, but not paid. While any distribution owing to the holders of the Class A Interest remains unpaid, no distributions shall be paid to the holders of any Units, including but not limited to the General Partner.


Section 10.05 Transfer Rights. The Class A Interest may be transferred at any time providing that: (a) no transfer of all or a portion of the Class A Interest may be made to a person if, in the written opinion of legal counsel to the Partnership, it would result in the Partnership being treated as an association taxable as a corporation; (b) such transfer is effectuated through an "established securities market" or a "secondary market" (or substantial equivalent thereof) within the meaning of
Section 7704 of the Code; and (c) no transfer of all or a portion of the Class A Interest shall be valid and effective and the Partnership shall not recognize the same for the purpose of payment of the Preferred Return, allocation of Income or Loss or Approval Rights (as hereafter defined) until an Assignment of
Class A Interest is delivered to the General Partner. The Assignment of Class A Interest shall be in substantially the form attached to this Partnership Agreement as Exhibit B. With respect to the transfer of all or any portion of the Class A Interest, the provisions of this Section 10.05 shall apply in substitution for the provisions of Sections 6.05 and 6.06 of the Partnership Agreement. Upon receipt of a duly executed Assignment of Class A Interest, and the furnishing of the additional documents described in Section 3.05 of the Partnership Agreement, the General Partner shall execute an amendment to this Partnership Agreement adding the name or names of such Persons to Schedule A and the assignee shall be admitted to the Partnership as an Additional Limited Partner.

Section 10.06  Conversion Rights.

      (a) Any Class A Interest Holder shall have the right to convert all or any portion of its Class A Interest into HP Shares (the "Conversion Right"). In the event that any Class A Interest Holder wishes to exercise its Conversion Right, it shall so notify the General Partner in writing (the "Conversion Notice"), specifying the percentage of the Class A Interest that it wishes to convert. Within ten (10) days after the receipt of a Conversion Notice (the "Conversion Date"), the General Partner will issue and deliver to the holder, on the holder's written order, a certificate or certificates representing the number of full HP Shares issuable upon the conversion of the specified portion of the Class A Interest. Any fractional HP Shares arising  upon  a  conversion  will  be  settled  as  provided  in paragraph (e) of this Section 10.06. Each conversion will be deemed to have been effected on the Conversion Date and the person in whose name a certificate for HP Shares is to be issued upon a conversion will be deemed to

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have become the  holder  of
record of the HP Shares represented by that certificate at such effective time. All HP Shares delivered upon conversion of all or any portion of the Class A Interest will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. The portion of the Class A Interest so converted will no longer be deemed to be outstanding and all rights of the holder with respect to that portion so converted will immediately terminate, except the right to receive the HP Shares and any Accrued Return.

      (b) Upon conversion, the holder of the Class A Interest so converted will receive that number of HP Shares as shall equal the percentage of the Class A Interest originally issued hereby represented by such Class A Interest so converted times $35,000,000 divided by the conversion price, which will initially be $21.00 and will be adjusted as follows from time to time if any of the events described below occurs (the "Conversion Price"):

           (i) If the General Partner: (x) pays a dividend or makes a distribution on HP Shares in HP Shares; (y) subdivides the outstanding HP Shares into a greater number of HP Shares; or
(z) combines the outstanding HP Shares into a smaller number of HP Shares, the Conversion Price in effect immediately prior to that event will be adjusted so that the holder of all or a portion of the Class A Interest to be converted after that event will receive the number of HP Shares which such holder would have received as a result of the event if the portion of the Class A Interest to be converted had been converted immediately before the happening of such event (or, if there is more than one such event, if the portion of the Class A Interest to be converted had been converted immediately before the first of those events and the holder had retained all the HP Shares or other securities or assets received after the conversion). An adjustment made pursuant to this Section 10.6(b)(i) will become effective immediately after the record date in the case of a dividend or distribution, and will become effective immediately after the effective date in the case of a subdivision or combination. If such dividend or distribution is declared but is not paid or made, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversion which takes place before the readjustment.

           (ii) If the General Partner issues rights or warrants to the holders of the HP Shares as a class entitling them to subscribe for or purchase HP Shares at a price per share less than the Conversion Price in effect on the record date for the determination of shareholders entitled to receive the rights or warrants, the Conversion Price in effect immediately before the issuance of the rights or warrants will be reduced in accordance with the equation set forth on Exhibit C hereto, which is hereby incorporated by reference herein. The adjustment provided for in this Section 10.6(b)(ii) will be made successively whenever any rights or warrants are issued, and will become effective immediately after each record date. In determining whether any rights or warrants entitle the holders of HP Shares to subscribe for or purchase HP Shares at less than the Conversion Price, and in determining the aggregate sale price of the HP Shares issuable on the exercise of rights or warrants, there will be taken into account any consideration received by the General Partner for the rights or warrants, with the value of that consideration, if other than cash, to be determined by the Board of Directors of the General Partner (whose determination, if made in good faith, will be conclusive). If any rights or warrants which lead to an adjustment of the Conversion Price expire or terminate without having been exercised, the Conversion Price than in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversions which take place before the readjustment.

           (iii)      If the General Partner distributes  to  the
holders of the HP Shares as a class any shares of stock of the General Partner (other than HP Shares) or evidences of indebtedness or assets (other than cash dividends or distributions) or rights or warrants (other than those referred to in Section 10.6(b)(ii)) to subscribe for or purchase any of its securities,

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then, in each such case, the  Conversion  Price
will be reduced so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the distribution by a fraction of which the numerator is the Market Value of the HP Shares on the record date for the distribution less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, will be conclusive) of the stock, evidences of indebtedness, assets, rights or warrants which are distributed with respect to one HP Share, and of which the denominator is the Market Value of the HP Shares on that record date. Each adjustment will become effective immediately after the record date for the determination of the shareholders entitled to receive the distribution. If any distribution is declared but not made, or if any rights or warrants expire or terminate without having been exercised, effective immediately after the decision is made not to make the distribution or the rights or warrants expire or terminate, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment will not affect any conversions which take place before the readjustment.

           (iv) If the General Partner issues or sells (or the Partnership issues or sells) any equity or debt securities which are convertible, directly or indirectly, into or exchangeable for HP Shares ("Convertible Securities") or any rights, options (other than the issuance or exercise after the date hereof of stock options covering no more than 699,778 HP Shares, the exercise price of which will be no less than the Market Value of the HP Shares on the date of grant as determined in good faith by the Board of Directors, which number of HP Shares shall be subject to appropriate adjustment to the extent that the
Corporation: (x) pays a dividend or makes a distribution on the HP Shares in HP Shares; (y) subdivides the outstanding HP Shares into a greater number of shares; or (z) combines the outstanding HP Shares into a smaller number of shares, issued to employees or directors of the General Partner and its subsidiaries under the General Partner's existing employee stock incentive plans) or warrants to purchase HP Shares at a conversion, exchange or exercise price per share which is less than the Conversion Price, unless the provisions of Section 10.6(b)(ii) or (iii) are applicable, the General Partner will be deemed to have issued or sold, on the later of the date on which the Convertible Securities, rights, options or warrants are issued or the date on which they first may be converted, exchanged or exercised, the maximum number of HP Shares into or for which the Convertible Securities may then be converted or exchanged or which are then issuable upon the exercise of the rights, options or warrants immediately prior to the close of business on the later of the date on which the Convertible Securities, rights, options or warrants are issued or the date on which they may first be converted, exchanged or exercised, and the Conversion Price shall be adjusted downward as if it were an event covered by Section 10.6(b)(v). However, no further adjustment of the Conversion Price will be made as a result of the actual issuance of HP Shares upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants. If any Convertible
Securities, rights, options or warrants to which this Section applies are redeemed, retired or otherwise extinguished or expire without any HP Shares having been issued upon conversion, exchange or exercise thereof, effective immediately after the Convertible Securities, rights, options or warrants expire, the Conversion Price then in effect will be readjusted to what it would have been if those Convertible Securities, rights, options or warrants had not been issued. However, a readjustment will not affect any conversion which takes place before the readjustment. For the purposes of this Section 10.6(b)(iv), (x) the price of HP Shares issued or sold upon conversion or exchange of Convertible Securities or upon exercise of rights, options or warrants will be: (A) the consideration paid to the General Partner for the Convertible Securities, rights, options or warrants, plus; (B) the consideration contemplated to be paid to the General Partner upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants, with the value of the consideration, if other than cash, to be determined by the Board of Directors of the General Partner (whose determination, if made in good faith, will be conclusive) and (y) any change in the conversion or exchange price of Convertible Securities or the exercise price of rights, options or warrants will be treated as an extinguishment, when the change becomes

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effective,  of  the  Convertible Securities, rights,  options  or warrants which had the old conversion, exchange or exercise price and an immediate issuance of new Convertible Securities, rights, options or warrants with the new conversion, exchange or exercise price.

           (v) If the General Partner issues or sells any HP Shares (other than on conversion or exchange of Convertible Securities or exercise of rights, options or warrants to which
Section 10.6(b)(ii), (iii) or (iv) applies) for a consideration per share less than the Conversion Price on the date of the issuance or sale (or on exercise of options or warrants, for less than the Conversion Price on the day the options or warrants are issued), upon consummation of the issuance or sale, the Conversion Price in effect immediately prior to the issuance or sale will be reduced in accordance with the equation set forth on Exhibit C hereto, which is hereby incorporated by reference herein.

           (vi) If there is a reclassification or change of outstanding HP Shares (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the General Partner with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding HP Shares, or a sale or transfer of all or substantially all of the assets of the Corporation, upon any subsequent conversion of any portion of the Class A Interest, each holder of the Class A Interest so converted will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the Class A Interest into HP Shares immediately before the first of any of the foregoing events and had retained all the securities, cash and other assets received as a result of such events. In the event that a transaction may be viewed as causing this Section 10.6(b)(vi) to be applicable and Section 10.6(b)(iii) is also applicable, then Section 10.6(b)(iii) will be applied and this Section 10.6(b)(vi) will not be applied.

           (vii) Notwithstanding anything to the contrary above, no adjustment in the Conversion Price will be required in the following situations: (x) the General Partner issues (or the Partnership issues) any HP Shares or Partnership Interests or any equity or debt securities which are convertible, directly or indirectly, into or exchangeable for HP Shares at a price or exchange or exercise price per share which is less than the Conversion Price as consideration for all or a portion of the purchase price in connection with the acquisition of property or real estate operating businesses; (y) the General Partner issues or sells (or the Partnership issues or sells) to the Class A Interest Holders any HP Shares or Partnership Interests or any equity or debt securities which are convertible, directly or indirectly, into or exchangeable for HP Shares at a price or exchange or exercise price per share which is less than the Conversion Price; and (z) the General Partner issues HP Shares at less than the Conversion Price pursuant to the dividend reinvestment portion of the General Partner's Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan.

          (viii) No adjustment in the Conversion Price will be required unless the adjustment would require a change of at least 1% in the Conversion Price; provided, however, that any adjustments which are not made because of this Section 10.6(b)(viii) will be carried forward and taken into account in any subsequent adjustments. All calculations under this Section
10.06 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

           (ix) Whenever the Conversion Price is adjusted, the Corporation will promptly send each Class A Interest Holder a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.

      (c) If any one of the events in Section 10.6(b)(i) through 10.6(b)(vi) occurs, then the General Partner will mail to each of the Class A Interest Holders of record, no later than 15

Business
Days after the applicable date specified below, a notice stating, as applicable, one of the following: (i) the date on which a record was taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if no record was taken, the date as of which the holders of HP Shares of record who were entitled to the dividend, distribution or rights or warrants was determined; (ii) the date on which the Convertible Securities were issued or the date on which the change in the conversion, exchange or exercise price of the Convertible Securities, rights, options or warrants was effective; (iii) the date on which the General Partner sold HP Shares for less than the Conversion Price on the date of the sale; or (iv) the date on which the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up became effective, and the date on which holders of record of HP Shares were entitled to exchange their HP Shares for securities or other property deliverable upon the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

      (d) (i) The General Partner will at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued HP Shares, for the purpose of effecting conversion of the Class A Interest, the maximum number of HP Shares which the General Partner would be required to deliver upon the conversion of all the outstanding Class A Interest. For the purpose of this Section 10.6(d)(i), the number of HP Shares which the General Partner would be required to deliver upon the conversion of all the outstanding Class A Interests will be computed as if at the time of the computation all the outstanding Class A Interests were held by a single holder.

      (d) (ii) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the HP Shares deliverable upon conversion of the Class A Interest, the General Partner will take all corporate action which may, in the written opinion of its counsel, be necessary in order that the General Partner may validly and legally issue fully paid and non-assessable HP Shares at the adjusted Conversion Price.

      (e) No fractional HP Shares will be issued upon conversion of the Class A Interest. Any fractional interest in an HP Share resulting from conversion of the Class A Interest will be paid in cash (computed to the nearest cent) based on the Market Value of the HP Shares on the trading day next preceding the Conversion Date.

     (f) As of the Closing Date, the HP Shares to be issued upon conversion of all or any portion of the Class A Interest will be approved for listing on the New York Stock Exchange subject to official notice of issuance. After the Closing Date, the General Partner will continue the listing of the HP Shares required to be delivered upon conversion of all or any portion of the Class A Interest on the New York Stock Exchange or on each national securities exchange, if any, upon which the outstanding HP Shares are listed at the time of delivery.

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

      (g) With respect to Conversion Dates occurring on or after the fifth anniversary of the Issuance Date, the Class A Interest Holder of the portion of the Class A Interest so converted shall receive, in addition to the HP Shares to be issued pursuant to
Section 10.6(b), that additional number of HP Shares, if any, as shall be necessary in order that such holder will receive, on the next date on which dividends are paid by the General Partner with respect to HP Shares, dividends equal to $7,875 for each 1% of the Class A Interest converted, assuming that the dividend paid per HP Share did not change from that applicable on the dividend payment date immediately preceding the Conversion Date.

Section 10.07  Voting Rights.

      (a)   As  used in this Section 10.07 and elsewhere in  this
Partnership  Agreement,  the  following  terms  shall  have   the
indicated meanings:

           (i) Affiliate of SMRS. Any Person that controls, is controlled by or is under common control with SMRS, as evidenced by contract or agreement.

           (ii)  Approval  Rights.  The Right Holders'  right  to
approve  certain matters as described in Section  10.07  of  this
Partnership  Agreement  and  pursuant  to  Section   6   of   the
Partnership Interest Agreement.

           (iii) Change of Control. The occurrence of any of the following events: (i) the General Partner takes or fails to take any action such that it ceases to be required to file reports under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor to that Section; (ii) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is permitted by the General Partner or the Subsidiaries, or their respective Boards of Directors, to become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (a) 30% or more of the outstanding HP Shares, or (b) 30% or more (by right to vote or grant or withhold any approval) of the outstanding securities of any other class or classes which individually or together have the power to elect a majority of the members of such Board of Directors; (iii) either of the Boards of Directors of the General Partner or the Subsidiaries determine to recommend the acceptance of any proposal set forth in a tender offer statement or proxy statement filed by any person with the Securities and Exchange Commission which indicates the intention on the part of that person to acquire, or acceptance of which would otherwise have the effect of that person acquiring, control of the General Partner or the Subsidiaries; (iv) the General Partner ceases to be the sole general partner of the Partnership or grants or sells to any third party the power to control or direct the actions of the Partnership as if such third party were a general partner of the Partnership; or (v) the Partnership is a party to any entity conversion or any merger or consolidation in which the Partnership is not the surviving entity in such merger or consolidation.

           (iv) Equity Capitalization. The aggregate of the Value of the Interest, the Value of the Units not owned by the General
Partner and the Market Value of all outstanding HP Shares at the time the determination is made.

           (v) HP Conversion Shares. The HP Shares received on conversion of all or any portion of the Class A Interest that have not previously been sold or otherwise transferred on a Public Basis.

           (vi)   Investor  Group  Representative.   The  Person
appointed by the Rights Holders to act as their representative as described in paragraph (c) of this Section 10.07.

           (vii) Market/Offer Price. The product of : (i) the greater of (a) the highest price (or value of other consideration) per HP Share agreed upon during such 12-month period pursuant to any Business Combination Transaction, which was made during such 12-month period and was not terminated or withdrawn prior to the end of such period; and (b) the average closing price per HP Share as shown on the composite tape of the New York Stock Exchange over such 12-month period; and (ii) the number of such HP Shares

           (viii) Market Value. As defined in Section 1.41 of this Partnership Agreement, provided that the Rights Holders, by accepting the issuance or assignment to them of all or a portion of the Class A Interest or the HP Conversion Shares, covenant and agree that, during the ten (10) consecutive trading days immediately preceding the date on which the Market

Value is to be
determined, they will not purchase or sell any HP Shares, cause the purchase and sale of any HP Shares or take any other actions that are intended to or that actually affect the market price of HP Shares.

           (ix)  Partnership Interest Agreement.  The Partnership
Interest Purchase Agreement, dated as of December 20th, 1996 by and between the Partnership, the General Partner and SMRS.

           (x) Public Basis. The sale of any HP Shares by means of any public stock exchange or in any Public Offering.

           (xi) Public Offering. A public offering of HP Shares, preferred shares of the General Partner or Partnership Interests (including Units), other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of securities to participants in a stock or employee benefit plan, or a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering and declared effective.

          (xii) Related Entity. The Partnership, the General Partner or any Person in which the Partnership or the General Partner has beneficial ownership, whether direct or indirect, of:
(x) 50% or more of the outstanding shares of any class of stock or any class of other ownership interest or (y) such lower percentage of the outstanding shares of any class of stock or any class of such other ownership interest as is sufficient to render such Person a subsidiary of the Partnership or the General Partner for purposes of generally accepted accounting principles as in effect at the time of determination of the status of such Person for purposes of this definition.

          (xiii) Rights Holders. The Class A Interest Holders and the holders of the HP Conversion Shares.

           (xiv) Rights Termination Date. The date on which the combined Value of the Class A Interest and the Value of the HP Conversion Shares held by the Rights Holders: (i) shall be less than $35,000,000; and (ii) cease to exceed 8% of the Equity Capitalization of the Partnership for a period of 30 consecutive trading days.

          (xv) Total Capitalization. The aggregate of the Equity Capitalization plus the aggregate outstanding principal amount at the time the determination is made of all liabilities of the Partnership and the General Partner arising from the borrowing of any money or the deferral of any of the purchase price of any asset or pursuant to any capital lease.

           (xvi)      Value of the HP Conversion Shares.   Market
Value of the equivalent number of HP Shares.

           (xvii) Value of the Class A Interest. Market Value of the HP Shares to which the Class A Interest can be converted.

     (xviii)   Value of the Units.  Market Value of the HP Shares
to which the outstanding Units can be converted.

      (b)   Prior  to  the Rights Termination Date,  the  General
Partner or the Partnership, as the case may be, shall not take any of the actions described in Section 6.4 of the Partnership

Interest Agreement or any of the following actions without obtaining the prior written approval of the Rights Holders, voting as a group:

           (i) permit the outstanding principal liabilities of Related Entities arising from the borrowing of any money (for this purpose, any indebtedness or other liability which is guaranteed, endorsed or discounted with recourse by a Related Entity shall be deemed to be a principal liability of such Related Entity) or the deferral of the purchase price of any asset or pursuant to any capital lease to exceed 50% of the Total Capitalization;

           (ii) purchase any assets in a single transaction or series of related transactions (including by way of merger, consolidation or other combination with any other Person or the purchase of equity interests in the entity owning such assets) if the consideration to be paid for those assets exceeds 25% of Total Capitalization;

          (iii) sell, exchange, lease or otherwise dispose of any assets or securities in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person or the sale of equity interests in the entity owning such assets) if the assets or securities to be sold, exchanged, leased or otherwise disposed of have a value exceeding 25% of the Total Capitalization;

            (iv)   amend   any  provision  of  the  Articles   of
     Incorporation or By-laws of the General Partner or this Partnership Agreement if such amendment would adversely affect the rights of the Class A Interest Holders;

          (v)  liquidate or dissolve any Related Entity;

           (vi) with respect to any Related Entity, commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

           (vii) terminate the election, or take any action which would cause termination other than by election, of the General Partner as a real estate investment trust under the Code;

           (viii) alter any business purpose (as may be stated in the Articles of Incorporation of the General Partner and the Subsidiaries, the Partnership Agreement or otherwise) of, or allow a Change in Control to occur with respect to, any Related Entity;

           (ix) create or issue any security which would be pari passu or senior in right, either as to distributions or upon liquidation, to the Class A Interest or reclassify the Class A Interest or any Units if such creation, issuance or reclassification would adversely affect the rights or benefits of the holders of the Class A Interest;

          (x) increase the size of the Board of Directors of the General Partner, except to the extent necessary to add an Investor Nominee (as defined in the Partnership Interest Agreement) pursuant to the Partnership Interest Agreement; and

          (xi) except as otherwise provided in this Amendment No.
     9, require the exchange of the Class A Interest for other securities.

      (c) The General Partner shall provide the Investor Group Representative with a written request for the approval of any matter described in paragraph (b) of this Section 10.07. Such written notice shall include a reasonable description of the matter for which approval is sought and shall be made in accordance with the provisions of Section 10.11. If the Investor

Group  Representative  does  not  respond  within  fifteen   (15)
Business  Days  after  the date of receipt  of  such  a   written
request the Rights Holders shall be deemed to have approved the matter as to which their approval was sought.

      (d) With respect to their approval rights pursuant to paragraph (b) of this Section 10.07, the Rights Holders shall only be permitted to act as a group. In the event that there is more than one Rights Holder, the Rights Holder shall select one Person to act as their Investor Group Representative and shall so notify the General Partner. SMRS shall be the initial Investor Group Representative. Upon failure of the Rights Holders to select an Investor Group Representative, the largest single holder of Class A Interests shall be designated by the General Partner as the Investor Group Representative. The General Partner and the Partnership shall be entitled and obligated to rely on any and all notifications and directions given to it by the Investor Group Representative and shall have no obligation to verify that such notifications and directions constitute the consensus of the Rights Holders. In addition, upon receipt of notice from any or all other Rights Holders that such notifications and directions do not constitute the consensus of the Rights Holders, the General Partner and the Partnership shall still be obligated to follow the directions of the Investor Group Representative.

      (e) In addition to their rights under this Section 10.07, the Rights Holders shall have the right to appoint and nominate one or more Investor Nominees and to approve the other matters as described in Section 6 of the Partnership Interest Agreement.

      (f) If the General Partner solicits the approval of the Rights Holders for any of the matters described in paragraph (b) of Section 6.4 of the Partnership Interest Agreement or this
Section 10.07 of this Agreement and is informed by the Investor Group Representative that the Rights Holders do not approve of the matter submitted, then the Partnership shall have the right to purchase the remaining portion of the Class A Interest from the holders thereof at a price (the "Interest Purchase Price") that is equal to 105% of the greater of: (i) the Value of the Class A Interest as of the date of purchase (the "Purchase Closing"), including any Accrued Return; and (ii) the Original Investment, including any Accrued Return, times the percentage of the Class A Interest originally issued hereby that has not been converted to HP Shares. Upon full payment of the purchase right described in this paragraph (f) of Section 10.07 (the "Purchase Right") the holder of any HP Conversion Shares shall cease to be a Rights Holder and a Class A Interest Holder for purposes of this Partnership Agreement and the Partnership Interest Agreement. If the Partnership intends to exercise its Purchase Right, it shall so notify the Class A Interest Holders in writing within five (5)Business Days after receipt of notice that the Rights Holders have not approved any matter submitted to them for approval pursuant to Section 10.07 of this Partnership Agreement or Section 6.4 of the Partnership Interest Agreement. Payment of the Interest Purchase Price as described above shall be made in cash within twenty (20) Business Days after receipt of that notice by the Class A Interest Holders. In the event that the
Partnership exercises its Purchase Right in connection with the refusal of the Rights Holders to approve any tender or exchange offer or merger, consolidation, share exchange, business combination, or similar transaction involving the General Partner (each, a "Business Combination"), then at the completion of the 12-month period following the Purchase Closing, the General Partner shall determine the Market/Offer Price for such HP Shares.. If the Market/Offer Price is higher than the Interest Purchase Price paid at the Purchase Closing, the Partnership shall pay over to the holders of record of the Class A Interest as of the date of the Purchase Closing, an additional amount (the "Additional Amount") equal to such difference. The payment of the Additional Amount shall be due on the earlier of: (i) ten days after the end of such 12-month period; or (ii) the closing date of any Business Combination Transaction closed during such period. In the event that the Rights Holders on two occasions do not approve a matter submitted for their approval pursuant to paragraph (b) of Section 6.4 of the Partnership Interest Purchase Agreement or this Section 10.07 and the Partnership does not exercise its Purchase Right, then the Rights Holders may request from the General Partner a waiver of the Volume Limitation,  as
defined in the letter agreement from SMRS to the General Partner whereby SMRS acknowledges certain restrictions on the sale of HP Shares received on conversion of all or a portion of the Class A Interest. The General Partner shall not unreasonably withhold its approval of such a waiver, provided that it shall not be unreasonable for the General Partner to withhold its approval if the sale of HP Shares beyond the Volume Limitation is reasonably anticipated to have a material negative effect on the market for, and the market price of, HP Shares.

Section 10.08 Calculation of Percentage Interest. The Percentage Interest of the entire Class A Interest shall initially be
58.07838. That percentage is calculated based on total Partnership Interests (including Units) deemed to be outstanding, as of the date hereof, of 2,869,686. To the extent that the number of Units or other Partnership Interests changes (thus changing the denominator), or any portion of the Class A Interest is converted to HP Shares (thus changing the numerator), the Percentage Interest associated with the Class A Interest shall be proportionately adjusted.

Section  10.09   Liquidation.  Notwithstanding the provisions  of
Section 7.02 of this Partnership Agreement, upon liquidation of the Partnership, the General Partner shall, to the extent of funds available, pay to the holder(s) of the Class A Interest prior to making any distribution to any other security holder in the aggregate the amount of the Original Investment times the percentage of the Class A Interest originally issued hereby that has not been converted into HP Shares as described in Section
10.06 above, plus any Accrued Return. Such payment is to be made to each such holder in proportion to its then current percentage interest in the remaining Class A Interest and such payment to be made prior to and in lieu of the payment to Partners described in sub-paragraph (4) of paragraph (a) of Section 7.02 of this Partnership Agreement. For purposes of this Section 10.09, a consolidation or a merger of the Partnership with another entity wherein the Partnership is not the surviving entity, or a sale of all or substantially all of the Partnership's assets for cash or securities, will be considered a liquidation of the Partnership.

Section 10.10 Redemption of the Class A Limited Partnership Interest. From and after the tenth anniversary of the Issuance Date, the Partnership shall have the right to redeem the remaining portion of the Class A Interest for a redemption price equal to 100% of the amount of Original Investment times the percentage of the Class A Interest that had not as yet been converted into HP Shares as described in Section 10.06 above (the "Redemption Price"), plus any Accrued Return. The Partnership shall give the Interest Holder(s) no less than thirty-five (35) Business Days prior written notice of its intention to exercise the redemption right described above. Within thirty (30)Business Days after receipt of the above described notice of intention from the Partnership, the Interest Holder(s) shall notify the Partnership as to whether they plan to exercise their Conversion Right with respect to the remaining portion of the Class A Interest prior to the redemption of the Class A Interest. If the holder(s) do not so exercise their Conversion Right, then upon payment of the Redemption Price, all of the rights of the holders of the Class A Interest, under this Partnership Agreement and the Partnership Interest Agreement shall terminate.

Section 10.11 Notices. All notices and other communications under this Article X shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the General Partner and the Partnership shall be addressed to:

          Home Properties of New York, Inc.
          850 Clinton Square
          Rochester, New York 14604
          Attn:  Amy L. Tait
          (716) 546-4900
          Telecopier No.: (716) 546-5433

with a copy to:

          Ann M. McCormick, Esq.
          c/o Home Properties of New York, Inc.
          850 Clinton Square
          Rochester, New York 14604
          (716) 546-4900
          Telecopier No.: (716) 546-5433

or at such other address and to the attention of such other person as the General Partner or the Partnership may designate by written notice to SMRS. Notices to SMRS shall be addressed to:

          Express Mail:

          Mortgage and Real Estate Division
          Michigan Department of Treasury
          430 West Allegan
          Lansing, Michigan 48922
          Attn:  Administrator
          (517) 373-0702
          Telecopier No.: (517) 373-0635

          Other Mail:

          Mortgage and Real Estate Division
          Michigan Department of Treasury
          P.O. Box 15128
          Lansing, Michigan 48901
          Attn:  Administrator

with a copy to:

          Michigan Department of Attorney General
          Finance and Development Division
          One Michigan Avenue Building
          120 North Washington Square
          Lansing, Michigan  48933
          Attn:  Assistant in Charge
          (517) 373-1130
          Telecopier No.:  (517) 335-3088

and an additional copy to:

          Rogers & Wells
          200 Park Avenue
          New York, New York 10166-0153
          Attn: Jay Bernstein
or at such other address and to the attention of such other person as SMRS may designate by written notice to the General
Partner.

Notices to other Rights Holders, holders of the Class A Interest and the Investor Group Representative shall be by the above means and to such addresses and to the attention of such person as the Rights Holders, holders of the Class A Interest and the Investor Group Representative may designate by written notice to the General Partner.

For purposes of this Agreement, the Investor Group Representative will only be deemed to have received any notice upon the written acknowledgment by one individual designated by the Investor Group Representative with authority to acknowledge such receipt or upon refusal by any such designee to accept receipt of any notice. The Investor Group Representative shall at all times provide the General Partner with a written designation of at least two individuals or titles of positions that are so designated with authority to acknowledge receipt of written notice.

In all cases where a failure by the Rights Holders, Class A Interest Holders and/or the Investor Group Representative to respond within a specified time frame shall be deemed to be their approval pursuant to this Partnership Agreement, then the written notice or request provided by the General Partner shall specifically state that a failure to respond within the indicated time frame shall be deemed to be an approval of the matter for which approval was sought."

4. Effectiveness of this Amendment No. 9. The terms of this Amendment No. 9 shall not be effective and the Class A Interest shall not be issued until the Partnership has received the Original Investment from SMRS. Upon receipt by the Partnership of the Original Investment, the terms of this Amendment No. 9 shall be immediately and automatically effective and the Class A Interest shall be issued to SMRS without any further action on the part of SMRS or the Partnership. The Partnership covenants and agrees that promptly after receipt of the Original Investment that it shall forward to SMRS written confirmation of such receipt. Failure by the Partnership to forward such confirmation to SMRS upon receipt of the Original Investment shall in no way be deemed to impair the effectiveness of this Amendment No. 9 or the issuance of the Class A Interest to SMRS.

5.     Miscellaneous.   As  modified  herein,   the   Partnership
Agreement shall remain in full force and effect.

IN  WITNESS  WHEREOF,  this Amendment No. 9  to  the  Partnership
Agreement is hereby executed as of the 23rd day of December, 1996.

GENERAL PARTNER
HOME PROPERTIES OF NEW YORK, INC.

/s/ Amy L. Tait

Amy L. Tait
Executive Vice President

LIMITED PARTNERS
See Schedule A attached hereto
By:  HOME PROPERTIES OF NEW YORK, INC.
     under power of attorney

     /s/ Amy L. Tait

     Amy L. Tait
     Executive Vice President


STATE TREASURER OF THE STATE OF MICHIGAN,
CUSTODIAN OF  MICHIGAN PUBLIC SCHOOL
EMPLOYEES' RETIREMENT SYSTEM, STATE EMPLOYEES'
RETIREMENT SYSTEM, MICHIGAN STATE POLICE
RETIREMENT SYSTEM, AND MICHIGAN JUDGES'
RETIREMENT SYSTEM

By:  /s/ Philip L. Van Syckle
     Philip L. Van Syckle
     Administrator
     Mortgage and Real Estate Division

                          EXHIBIT C
              AMENDED AND RESTATED AGREEMENT OF
                     LIMITED PARTNERSHIP
              HOME PROPERTIES OF NEW YORK, L.P.

            CLASS A LIMITED PARTNERSHIP INTEREST
 Adjustment Formula Pursuant to Section 10.06(b)(ii) and (v)
                   ("Adjustment Formula")

OBJECTIVE: To keep the Class A Interest Holders' relative ownership percentage constant (as compared to a transaction consummated at the Conversion Price), upon the issuance of a "New Dilutive Security" (see definition below), the then applicable Conversion Price of the Class A Interest will be adjusted as follows:

PRIOR CONVERSION       ANTI-DILUTION           ADJUSTED
     PRICE              ADJUSTMENT         CONVERSION PRICE
                          FORMULA
      PCP         x    (A+B+C)+EX      =          ACP
                       (A+B+C*)+EX*

                          .     ..  must be solved  for  per
                                    calculation included in example below

DEFINITIONS:

PCP - Conversion Price of  Class A Interest  prior  to
      issuance of "New Dilutive Security."
"New Dilutive  Security" - A common stock or  common  stock
      equivalent issuance at a price below PCP.
ACP - Conversion Price of Class A Interest adjusted for
      issuance of "New Dilutive Security".
A -   The  number  of  common  stock  equivalent   shares
      outstanding which includes:  (i) HP Shares issued and outstanding;
      (ii) all Dilutive (defined below) convertible securities outstanding, excluding Units and the number of HP Shares issuable upon conversion of the Class A Interest;
      and (iii) all Dilutive options issued and outstanding on an as-exercised basis (excluding stock options covering 699,778 shares of Common Stock) prior to issuance of "New Dilutive Security". For purposes of this definition, a security described under (ii) or
      (iii) will be considered "Dilutive"
      in all subsequent applications of the Adjustment Formula if it triggers the Adjustment Formula upon issuance.
B - HP Shares issuable upon conversion of all Units outstanding prior to issuance of "New Dilutive
      Security"
C -   HP Shares  issuable upon conversion of the entire Class A
      Interest, assuming the prior Conversion Price (or PCP).
C*  - HP Shares  issuable upon conversion of the entire Class A
      Interest, assuming the adjusted Conversion Price for the New Dilutive Security issuance (or ACP).
EX - "New Dilutive Security" equivalent common shares, assuming the prior Conversion Price (or PCP).
EX* - "New Dilutive Security" equivalent common shares, based on actual conversion of security.

EXAMPLE:

Assume  a  1.5  million  share  common  stock  issuance   at
$19.50/share (the "New Dilutive Security") following an investment of $35 million for the Class A Interest at a $21.00 Conversion Price:

SOLUTION:

Prior to solving for C*, the following table must be created:

                   POST NEW DILUTIVE       POST NEW DILUTIVE
                 SECURITY ISSUANCE AT    SECURITY ISSUANCE AT
                $19.50/SHARE UNADJUSTED      $21.00/SHARE

     SHARE      # OF SHARES PERCENTAGE   # OF SHARES PERCENTAGE
CAPITALIZATION

HP Shares (A)    5,900,000   58.0328      5,900,000    58.6509

Partnership      1,100,000   10.8197      1,100,000    10.9349
Units (B)

Class A          1,666,667   16.3934      1,666,667    16.5681
Interest
Equivalent
Shares(C)

New Dilutive
Security Shares  1,500,000   14.7541      1,392,857    13.8461
(EX*/EX)

TOTAL           10,166,667  100.00%      10,059,524   100.00%

C* is the number of HP Shares into which the outstanding Class A Interest must convert in order to maintain the Class A Interest Holders' ownership percentage at 16.5681 (i.e., as if the issuance were done at the Conversion Price prior to the issuance (or PCP) given the New Dilutive Security issuance at $19.50 per common share. To solve for C*, the following calculations must be made:

                              # OF COMMON EQUIVALENT SHARES

Share Capitalization, post               10,166,667
New Dilutive Security
Issuance as issued at $19.50
per share and unadjusted
-  (C)                                   (1,666,667)
= Share Capitalization less               8,500,000
Class A Interest/(100% -                   .834319
16.5681) or 100% less
ownership percentage holders
of  Class A Interest are to
maintain
= Total Share Capitalization             10,187,950
Required for Class A Interest
to maintain ownership
percentage at 16.5681%
x Required ownership                      16.5681%
percentage pursuant to above
=C*                                      1,687,950

GIVEN C*, ONE SOLVES FOR ACP AS FOLLOWS:

    PRICE                  ADJUSTMENT FORMULA
 CONVERSION
PRICE OR PCP

   $21.00      X  (5,900,000+1,100,000+1,666,667)+($29,250,000/21)
                  (5,900,000+1,100,000+1,687,950)+($29,250,000/19.50) =
   $21.00      X               98.7394% =
                              $20.74 = ACP

PROOF OF CALCULATION:

                    POST-NEW DILUTIVE SECURITY ISSUANCE AS
                       ISSUED AT $19.50 PER SHARE AND AS
                                   ADJUSTED

                        # of Shares              %
Share                    5,900,000           57.9115
Capitalization of
HP Shares (A)
Partnership Units        1,100,000           10.7971
(B)
Class A Interest         1,687,950           16.5681
Equivalent Shares
(C*/C)
New Dilutive             1,500,000           14.7233
Security Shares
(EX*/EX)
TOTAL                   10,187,950          100.00%

NOTE:     Some of the numbers included in this Exhibit C are
not the actual numbers and are included for illustration purposes only.